                SUMMARY HISTORICAL AND PRO FORMA FINANCIAL DATA

       The following tables present our summary historical and pro forma financial data. We derived annual historical information from our consolidated financial statements as of and for each of the fiscal years ended March 31, 2003 through 2005. The information is only a summary and should be read in conjunction with our historical consolidated financial statements and related notes contained in our annual report on Form 10-K for the fiscal year ended March 31, 2005, as well as other information that has been filed with the SEC. The historical results included below may not be indicative of our future performance. Our unaudited pro forma statement of earnings and other pro forma financial information for the fiscal year ended March 31, 2005 gives effect to the financing for the tender offer as if it had occurred on April 1, 2004. The unaudited pro forma balance sheet data as of March 31, 2005 gives effect to the financing for the tender offer as if it had occurred on March 31, 2005. The unaudited pro forma data does not give effect to our expected repurchase of up to an additional $250 million of our common stock. The unaudited pro forma financial data does not purport to represent what our results of operations or financial condition would actually have been had the financing for the tender offer in fact occurred as of such dates and may not be indicative of our future performance.

                                                                                             PRO FORMA
                                             SUMMARY HISTORICAL FINANCIAL INFORMATION    AS OF AND FOR THE
                                                        AS OF AND FOR THE                   FISCAL YEAR
                                                   FISCAL YEAR ENDED MARCH 31,            ENDED MARCH 31,
                                            ------------------------------------------   -----------------
                                                2003           2004           2005            2005(3)
                                            ------------   ------------   ------------   -----------------
                                                          (IN THOUSANDS)                    (UNAUDITED)
STATEMENTS OF EARNINGS:
  Total revenues..........................   $1,269,192     $1,374,617     $1,253,374        $1,253,374
  Cost of sales...........................      597,756        612,149        629,834           629,834
                                             ----------     ----------     ----------        ----------
  Gross profit............................      671,436        762,468        623,540           623,540
  Operating expenses:
     Research and development.............       86,748        100,813         87,881            87,881
     Selling and administrative...........      173,070        201,612        259,478           259,478
     Litigation settlements, net(1).......       (2,370)       (34,758)       (25,990)          (25,990)
                                             ----------     ----------     ----------        ----------
  Earnings from operations................      413,988        494,801        302,171           302,171
  Interest expense(2).....................           --             --             --            52,773
  Other income, net.......................       12,525         17,807         10,076            10,076
                                             ----------     ----------     ----------        ----------
  Earnings before income taxes............      426,513        512,608        312,247           259,474
  Provision for income taxes..............      154,160        177,999        108,655            90,184
                                             ----------     ----------     ----------        ----------
  Net earnings............................   $  272,353     $  334,609     $  203,592        $  169,290
BALANCE SHEET DATA:
  Cash and marketable securities..........   $  686,806     $  696,929     $  808,081        $  561,965
  Total assets............................   $1,745,223     $1,885,061     $2,135,673        $1,904,673
  Long-term debt, including amounts due
     within one year......................   $       --     $       --     $       --        $  775,000
  Total shareholders' equity..............   $1,446,332     $1,659,788     $1,845,936        $  839,936
CASH FLOW DATA:
  Net cash provided from operating
     activities...........................   $  313,143     $  225,578     $  203,711
  Net cash provided by (used in) investing
     activities...........................   $   16,268     $ (250,326)    $ (174,891)
  Net cash used in financing activities...   $ (231,299)    $ (122,670)    $   (2,571)

                                                                                             PRO FORMA
                                             SUMMARY HISTORICAL FINANCIAL INFORMATION    AS OF AND FOR THE
                                                        AS OF AND FOR THE                   FISCAL YEAR
                                                   FISCAL YEAR ENDED MARCH 31,            ENDED MARCH 31,
                                            ------------------------------------------   -----------------
                                                2003           2004           2005            2005(3)
                                            ------------   ------------   ------------   -----------------
                                                          (IN THOUSANDS)                    (UNAUDITED)
OTHER FINANCIAL DATA:
  Adjusted EBITDA(4)......................   $  454,568     $  539,124     $  370,171        $  370,171
  Adjusted EBITDA as a percentage of total
     revenues.............................         35.8%          39.2%          29.5%             29.5%
  Capital expenditures....................   $   32,595     $  118,451     $   90,746        $   90,746
SELECTED RATIOS:
  Ratio of earnings to fixed charges......           --             --             --              6.0x
  Ratio of Adjusted EBITDA to interest
     expense..............................           --             --             --              7.0x
  Ratio of total debt to Adjusted
     EBITDA...............................           --             --             --              2.1x

------------

(1) In fiscal years 2005, 2004 and 2003, we settled various outstanding legal matters for a net gain of $25,990, $34,758 and $2,370, respectively.

(2) Pro forma interest expense has been computed using an average interest rate of 6.3%.

(3) Following the completion of the Transactions, we expect to repurchase up to $250.0 million of our common stock using existing cash reserves. The unaudited pro forma data does not give effect to this follow-on repurchase program.

(4) Adjusted EBITDA has been reported as it is commonly used by investors to evaluate performance of companies. Adjusted EBITDA represents net earnings from continuing operations before depreciation and amortization, interest expense, other income, net, costs related to the terminated acquisition of King Pharmaceuticals, Inc., and income taxes. Other income, net, includes interest income, income or loss from equity method investees, other non-operating income and expense items. Adjusted EBITDA is not defined under accounting principles generally accepted in the United States, or GAAP, should not be considered in isolation or as a substitute for a measure of performance prepared in accordance with GAAP and is not indicative of operating income from operations as determined under GAAP. Items excluded from Adjusted EBITDA are significant components in understanding and assessing our financial performance. Additionally, our computation of Adjusted EBITDA may not be comparable to other similarly titled measures computed by other companies, because all companies do not calculate it in the same fashion. The following table reconciles Adjusted EBITDA, as presented above, to net earnings:

                                                                         PRO FORMA FOR THE
                                                                            FISCAL YEAR
                                        FISCAL YEAR ENDED MARCH 31,       ENDED MARCH 31,
                                     ---------------------------------   -----------------
                                       2003        2004        2005            2005
                                     ---------   ---------   ---------   -----------------
                                              (IN THOUSANDS)
RECONCILIATION OF ADJUSTED EBITDA
  TO NET EARNINGS:
  Adjusted EBITDA..................  $ 454,568   $ 539,124   $ 370,171       $370,171
  Add (deduct)
  Depreciation and amortization....    (40,580)    (44,323)    (45,100)       (45,100)
  Other income, net................     12,525      17,807      10,076         10,076
  Terminated acquisition costs.....         --          --     (22,900)       (22,900)
  Interest expense.................         --          --          --        (52,773)
  Provision for income taxes.......   (154,160)   (177,999)   (108,655)       (90,184)
                                     ---------   ---------   ---------       --------
  Net earnings.....................  $ 272,353   $ 334,609   $ 203,592       $169,290
                                     =========   =========   =========       ========